EXHIBIT 2.1

State of Delaware

Secretary of State

Division of Corporations

Delivered 12:18 PM 01/25/2021

FILED 12:18 PM 01/25/2021

SR 20210211571 - File Number 4840177

STATE OF DELAWARE

CERTIFICATE OF LIMITED PARTNERSHIP

CAPVIEW RESIDENTIAL INCOME- FUND VII, LP

The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, certifies as follows:

FIRST:	The name of the limited partnership is Capview Residential Income - Fund VII, LP.

SECOND:

Its registered office in the State of Delaware is to be located at 9. E. Loockerman Street, Suite 311, Dover, Delaware 19901, County of Kent. The name of the registered agent at such address is Registered Agent Solutions, Inc.

THIRD:	The name and address of the general partner is as follows:

CRI Fund VII GP, LLC

6119A Greenville Ave

Suite 434

Dallas, Texas 75206

The undersigned has executed this Certificate of Limited Partnership as January 24, 2021.

GENERAL PARTNER:

CRI FUND VII GP, LLC
a Texas limited liability company

By:	Capview Holdings, LLC
Its:	Manager

By:	/s/ John Hammill
Name:	John Hammill
Its:	Manager